UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) September 30, 2004
                                                        ------------------

                                  CENUCO, INC.
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             (Exact name of registrant as specified in its charter)


           Delaware                   033-25900                 75-2228820
 ----------------------------      ----------------         -------------------
 (State or other jurisdiction      (Commission File            (IRS Employer
      of incorporation)                 Number)             Identification No.)


                 6421 Congress Avenue, Boca Raton, Florida 33487
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)


        Registrant's telephone number, including area code (561) 994-4446
                                                           --------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


ITEM 2.01  ACQUISITION OR DISPOSITION OF ASSETS.

On October 5th, 2004, Cenuco, Inc. (the "Corporation") issued a press release announcing the consummation of the sale of substantially all of the assets of its subsidiary, Barrington University, Inc. Pursuant to the Purchase and Sale Agreement, the Corporation received $300,000 at Closing, and the purchaser entered into a note obligation for an additional sum of $700,000, payable quarterly, with interest over five years, with a balloon payment of $200,000 payable at the end of the five year period. The payment delivered at closing was placed in escrow pending satisfaction of certain conditions precedent.

Other than the purchase and sale agreement and other documents executed by our company in connection with the transactions contemplated in the purchase and sale agreement, there is no material relationship between our company and the purchaser. A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Tuyen V. Do has taken an investment banking opportunity that prohibits him for serving on the board at this time and has resigned from the Corporation's Board of Directors, effective immediately.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

           Exhibit 10.1 - Purchase and Sale Agreement between Cenuco, Inc. and
                          Barrington University dated September 30, 2004.

           Exhibit 99.1 - Press Release dated October 5th, 2004.


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CENUCO, INC.

                                        By:  /s/ Steven Bettinger
                                             --------------------
                                        Its: PRESIDENT

Dated: October 5th, 2004


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